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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS




   We consent to the incorporation by reference in the registration statement of Texas Micro Inc. (formerly Sequoia Systems, Inc.) on Form S-8 (File Nos. 33-35362, 33-40339, 33-64690, 33-63403, 33-63405 and 33-63407) of our reports dated September 5, 1997 on our audits of the consolidated financial statements and financial statement schedule of Texas Micro Inc. as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997 which reports are included in this Annual Report on Form 10-K.



                                                        COOPERS & LYBRAND L.L.P.
   Houston, Texas
   September 23, 1997